Exhibit  5.1



                                  June 5, 2000

Board  of  Directors
Berens  Industries,  Inc.
701  N.  Post  Oak,  Suite  350
Houston,  Texas  77024

Gentlemen:

     As counsel for Berens Industries, Inc., a Nevada corporation ("Company"), you have requested our firm to render this opinion in connection with the registration statement of the Company on Form SB-2 filed under the Securities Act of 1933, as amended ("Act"), with the Securities and Exchange Commission relating to the registration of the resale of 1,692,380 shares of Company common stock.

     We are familiar with the registration statement and the registration contemplated thereby. In giving this opinion, we have reviewed the registration statement and such other documents and certificates of public officials and of officers of the Company with respect to the accuracy of the factual matters contained therein as we have felt necessary or appropriate in order to render the opinions expressed herein. In making our examination, we have assumed the genuineness of all signatures, the authenticity of all documents presented to us as originals, the conformity to original documents of all documents presented to us as copies thereof, and the authenticity of the original documents from which any such copies were made, which assumptions we have not independently verified.

Based  upon  all  the  foregoing,  we  are  of  the  opinion  that:

1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.

2.   The  offered  shares  were  validly  issued,  fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the registration statement, and hereby consent to the use in the registration statement of the reference to Brewer & Pritchard, P.C. under the heading "Legal Matters." This opinion is conditioned upon the registration statement being declared effective.

                                            Very  truly  yours,

                                            BREWER  &  PRITCHARD,  P.C.

                                            /s/  Brewer  &  Pritchard,  P.C.